Exhibit 99.1

January 9, 2018

Skyline Medical Inc.

2915 Commers Drive, Suite 900

Eagan, Minnesota 55121

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for Skyline Medical Inc., a Delaware corporation (the “Company”), in connection with registration on the Company’s Registration Statement on Form S-3 (Registration Statement No. 333-213766 (the “Registration Statement”), under the Securities Act of 1933 (the “Act”), of an aggregate of 2,900,000 units (the “Units”) of securities, each such Unit consisting of (a) one share of the Company’s common stock, par value $0.01 per share (the “Common Stock” and such shares, the “Shares”) and (b) 0.3 of a Series E Warrant, with each whole Series E Warrant exercisable to purchase one share of Common Stock (the “Firm Warrants”) and (ii) the issuance and sale of an additional 87,000 Series E Warrants (the “Option Warrants” and, together with the Firm Warrants, the “Warrants”) in connection with a partial exercise of the Over-Allotment Option by the Representative pursuant to Section 1(b) of the Underwriting Agreement (the “Underwriting Agreement” dated January 5, 2018 by and among the Company and Dawson James Securities, Inc., as representative of the several underwriters.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In arriving at the opinion expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of such documents, corporate records, certificates of officers of the Company and of public officials and other instruments as we have deemed necessary or advisable to enable us to render the opinions set forth below. In our examination, we have assumed without independent investigation the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware (including the statutory provisions and all applicable judicial decisions interpreting those laws) and the federal laws of the United States of America.

Based upon the following and upon the representations and information provided by the Company, we hereby advise you that, in our opinion:

1.       The Shares have been duly authorized and when issued will be validly issued, fully paid and nonassessable; and

2.       The Warrants and Shares underlying the Warrants (“Warrant Shares”) have been duly authorized and the Warrant Shares, when issued upon exercise of the Warrants in accordance with the terms of the Warrants upon the satisfaction of conditions set forth therein, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the heading “Legal Matters” in the prospectus comprising a part of the Registration Statement. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ MASLON LLP